Exhibit 99.1

WisdomTree Announces Fourth Quarter 2020 Results – Diluted Loss Per Share of ($0.10), or Earnings Per Share of $0.06, as adjusted

New York, NY – (GlobeNewswire) – January 29, 2021 – WisdomTree Investments, Inc. (NASDAQ: WETF) today reported financial results for the fourth quarter of 2020.

($13.5) million net loss ($9.21 million net income, as adjusted), see “Non-GAAP Financial Measurements” for additional information.

$22.4 million of non-cash charges, associated with the revaluation of deferred consideration – gold payments.

$67.4 billion of ending AUM, an increase of 11.0% arising from market appreciation and net inflows.

$881 million of net inflows, driven by inflows into our emerging markets equity and U.S. equity products, partly offset by outflows from our fixed income, commodity, international developed market equity and leveraged & inverse products.

0.41% average global advisory fee, a decrease of 1 basis point due to AUM mix shift.

$67.1 million of operating revenues, an increase of 3.7% primarily due to higher average AUM, partly offset by a lower average global advisory fee.

75.6% gross margin1, a 0.9 point decrease primarily due to Brexit and fund rebalancing costs.

19.2% operating income margin, a 3.6 point decrease primarily due to higher operating expenses, partly offset by higher revenues.

$0.03 quarterly dividend declared, payable on February 24, 2021 to stockholders of record as of the close of business on February 10, 2021.

Update from Jonathan Steinberg, WisdomTree CEO

“Our business has more than navigated the global pandemic, we have emerged stronger. Not only have we adapted to the remote working environment without missing a beat, but we also gleaned new operating efficiencies and competitive strengths that represent real value for shareholders. These strengths include: Our leading European-listed Bitcoin ETP approaching an inflection point; the building of a profitable, fast-growing and complementary UCITS platform; and the achievement of true diversification, powered by a leadership position in gold.

“We ended the year with momentum which we are carrying into the new year. Our digital assets initiatives reinforce and expand upon our core business strengths, as WisdomTree is aggressively pursuing and is well-positioned for success in this growing space. In 2020, we set our strategy for these initiatives, and we have been designing workflows and engaging productively with regulators with a goal of launching products later this year.”

Update from Jarrett Lilien, WisdomTree President and COO

“I am very excited about our business. We ended 2020 with strong growth and momentum. That momentum is continuing in 2021, and we are well positioned and have a strong 2021 growth plan. To date, we have seen global organic growth of $630 million and now have global assets under management at a new record, just shy of $70 billion.

“For 2021, with our dividend strategies, our leadership position in gold and commodities, our best-in-market crypto ETP offering, our cloud computing, AI and battery products, recent global cybersecurity launch, as well as our leading ESG offerings, we could not be better positioned.

“Lastly, remote working has worked for us. We have transformed our operating model and we are working as a global team better than ever before. With a fresh perspective we have found new efficiencies adding scalability to our model and giving us scope to make further investments in future growth. Our vision is to continue with a remote-first approach post pandemic, ensuring that these efficiencies are permanent and carried into future years.”

OPERATING AND FINANCIAL HIGHLIGHTS

	Three Months Ended
	Dec. 31, 2020	Sept. 30, 2020	June 30, 2020	Mar. 31, 2020	Dec. 31, 2019
Consolidated Operating Highlights ($ in billions):
AUM	$67.4	$60.7	$57.7	$50.3	$63.6
Net inflows/(outflows)	$0.9	$(0.5)	$0.1	$(0.5)	$0.4
Average AUM	$64.1	$61.2	$55.7	$60.2	$61.9
Average advisory fee	0.41%	0.42%	0.41%	0.42%	0.44%

Consolidated Financial Highlights ($ in millions, except per share amounts):
Operating revenues	$67.1	$64.6	$58.1	$63.9	$68.9
Net loss	$(13.5)	$(0.3)	$(13.3)	$(8.6)	$(25.9)
Diluted loss per share	$(0.10)	$(0.01)	$(0.09)	$(0.06)	$(0.17)
Operating income margin	19.2%	22.8%	20.3%	24.5%	21.5%
As Adjusted (Non-GAAP1):
Gross margin	75.6%	76.5%	75.1%	77.3%	77.3%
Net income, as adjusted	$9.2	$11.0	$8.5	$11.2	$10.1
Diluted earnings per share, as adjusted	$0.06	$0.07	$0.05	$0.07	$0.06
Operating income margin, as adjusted	19.2%	22.8%	20.4%	25.1%	22.0%

RECENT BUSINESS DEVELOPMENTS

Company News

•  In November 2020, we were named as “European Smart Beta Provider of the Year” for the second consecutive year and “European Fund Launch of the Year” for the WisdomTree Cloud Computing UCITS ETF (WCLD), at the Funds Europe Awards 2020.

•  In December 2020, we were named as Pensions & Investments’ “Best Places to Work” in Money Management 2020 in the category for managers with 100-499 employees.

•  In January 2021, we announced the appointment of Smita Conjeevaram to our Board of Directors.

Product News

•  In November 2020, the splits and consolidations of certain classes of WisdomTree Multi Asset Issuer ETP securities were made effective. Consolidations: WisdomTree Brent Crude Oil 3x Daily Short (3BRS), WisdomTree NASDAQ 100 3x Daily Short (QQQS), WisdomTree Natural Gas 3x Daily Leveraged (3NGL), WisdomTree S&P 500 VIX Short-Term Futures 2.25x Daily Leveraged (VIXL). Splits: WisdomTree NASDAQ 100 3x Daily Leveraged (QQQ3); and we relaunched the short and leveraged oil products; WisdomTree WTI Crude Oil 3x Daily Leveraged (3OIL), WisdomTree WTI Crude Oil 3x Daily Short (3OIS) and WisdomTree Brent Crude Oil 3x Daily Leveraged (3BRL).

•  In December 2020, we declared final year-end U.S. capital gains distributions; we announced the reorganization of the WisdomTree Enhanced Commodity Strategy Fund (GCC) – previously the WisdomTree Continuous Commodity Index Fund – with an updated approach to broad-based commodity investing; we applied an ESG screen and introduced the WisdomTree Composite Risk Score to WisdomTree US Quality Dividend Growth UCITS ETF (DGRW), and WisdomTree US Equity Income UCITS ETF (DHS); we implemented a number of volatility proofing measures for four energy ETPs: WisdomTree WTI Crude Oil Pre-roll (WTID), WisdomTree Brent Crude Oil Pre-roll (BRND), WisdomTree Natural Gas 3x Daily Short (3NGS) and WisdomTree Brent Crude Oil 3x Daily Short (3BRS); and we listed the WisdomTree Core Physical Gold ETP (WGLD) on the London Stock Exchange.

•  In January 2021, we introduced eNav (estimated NAV) in collaboration with Virtu Financial to financial professionals available on WisdomTree’s website; we announced the global launch of the WisdomTree Cyber Security Fund (WCBR) on the NASDAQ, and the UCITS ETF on the London Stock Exchange, Borsa Italiana and Börse Xetra; and we applied an ESG screen to WisdomTree ex-State-Owned Enterprises Fund (XSOE), WisdomTree China ex-State-Owned Enterprises Fund (CXSE) and India ex-State-Owned Enterprises Fund (IXSE).

WISDOMTREE INVESTMENTS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended					Years Ended
	Dec. 31, 2020	Sept. 30, 2020	June 30, 2020	Mar. 31, 2020	Dec. 31, 2019	Dec. 31, 2020	Dec. 31, 2019
Operating Revenues:
Advisory fees	$66,105	$63,919	$57,208	$62,950	$68,179	$250,182	$265,652
Other income	954	721	918	924	728	3,517	2,751

Total revenues	67,059	64,640	58,126	63,874	68,907	253,699	268,403

Operating Expenses:
Compensation and benefits	20,827	19,098	17,455	17,295	19,280	74,675	80,761
Fund management and administration	16,350	15,219	14,461	14,485	15,650	60,515	61,502
Marketing and advertising	3,715	2,996	1,949	2,468	3,551	11,128	12,163
Sales and business development	2,595	2,386	2,181	3,417	5,329	10,579	18,276
Contractual gold payments	4,449	4,539	4,063	3,760	3,516	16,811	13,226
Professional and consulting fees	1,322	950	1,357	1,273	1,604	4,902	5,641
Occupancy, communications and equipment	1,622	1,611	1,643	1,551	1,587	6,427	6,302
Depreciation and amortization	261	253	251	256	253	1,021	1,045
Third-party distribution fees	1,291	1,233	1,340	1,355	1,146	5,219	6,968
Acquisition and disposition-related costs	—	—	33	383	366	416	902
Other	1,720	1,611	1,596	1,997	1,816	6,924	8,083

Total operating expenses	54,152	49,896	46,329	48,240	54,098	198,617	214,869

Operating income	12,907	14,744	11,797	15,634	14,809	55,082	53,534
Other Income/(Expenses):
Interest expense	(2,694)	(2,511)	(2,044)	(2,419)	(2,606)	(9,668)	(11,240)
Loss on revaluation of deferred consideration – gold payments	(22,385)	(8,870)	(23,358)	(2,208)	(5,354)	(56,821)	(11,293)
Interest income	351	111	119	163	936	744	3,332
Impairments	—	(3,080)	—	(19,672)	(30,138)	(22,752)	(30,710)
Loss on extinguishment of debt	—	—	(2,387)	—	—	(2,387)	—
Other gains and losses, net	524	744	1,819	(2,507)	(2)	580	(3,502)

(Loss)/income before income taxes	(11,297)	1,138	(14,054)	(11,009)	(22,355)	(35,222)	121
Income tax expense/(benefit)	2,200	1,408	(804)	(2,371)	3,525	433	10,546

Net loss	$(13,497)	$(270)	$(13,250)	$(8,638)	$(25,880)	$(35,655)	$(10,425)

Loss per share – basic	($0.10)[2]	($0.01)[2]	($0.09)	($0.06)	($0.17)	($0.25)[2]	($0.08)[2]
Loss per share – diluted	($0.10)[2]	($0.01)[2]	($0.09)	($0.06)	($0.17)	($0.25)[2]	($0.08)[2]
Weighted average common shares – basic	145,096	145,564	151,623	152,519	151,948	148,682	151,823
Weighted average common shares – diluted	145,096	145,564	151,623	152,519	151,948	148,682	151,823

As Adjusted (Non-GAAP1)
Total operating expenses	$54,152	$49,896	$46,296	$47,857	$53,732
Operating income	$12,907	$14,744	$11,830	$16,017	$15,175
Income before income taxes	$11,504	$13,242	$10,911	$14,358	$13,503
Income tax expense	$2,281	$2,205	$2,417	$3,134	$3,396
Net income	$9,223	$11,037	$8,494	$11,224	$10,107
Earnings per share – diluted	$0.06	$0.07	$0.05	$0.07	$0.06

QUARTERLY HIGHLIGHTS

Operating Revenues

•

Operating revenues increased 3.7% from the third quarter of 2020 due to higher average global AUM arising from market appreciation and net inflows, partly offset by a 1 basis point decrease in our average global advisory fee due to AUM mix shift.

•

Operating revenues decreased 2.7% from the fourth quarter of 2019 due to a 3 basis point decline in our average global advisory fee arising from AUM mix shift, notwithstanding the increase in our average AUM.

•	Our average global advisory fee was 0.41%, 0.42% and 0.44% during the fourth quarter of 2020, the third quarter of 2020 and the fourth quarter of 2019, respectively.

Operating Expenses

•

Operating expenses increased 8.5% from the third quarter of 2020 due to higher incentive compensation, higher fund management and administration costs arising from Brexit and fund rebalances, as well as higher marketing expenses and professional fees.

•	Operating expenses were essentially unchanged from the fourth quarter of 2019.

Other Income/(Expenses)

•

We recognized a non-cash loss on revaluation of deferred consideration of ($22.4) million, ($8.9) million and ($5.4) million during the fourth quarter of 2020, third quarter of 2020 and fourth quarter of 2019, respectively. The loss in the fourth quarter of 2020 arose primarily from a reduction in the discount rate used to compute the present value of the annual payment obligations. The prior quarter losses arose due to an increase in forward-looking gold prices. The magnitude of any gain or loss recognized is highly correlated to the magnitude of the change in the forward-looking price of gold.

•

Interest expense increased 7.3% from the third quarter of 2020 to $2.7 million primarily due to higher levels of debt outstanding. This expense increased 3.4% from the fourth quarter of 2019 due to a higher effective interest rate, partly offset by lower levels of debt outstanding.

•

Other gains and losses, net, were $0.5 million, $0.7 million and $0.0 million for the fourth quarter of 2020, third quarter of 2020 and fourth quarter of 2019, respectively. The third quarter of 2020 includes a gain of $0.2 million from the exit of our investment in AdvisorEngine Inc. Gains and losses also generally arise from the sale of gold earned from management fees paid by our physically-backed gold ETPs, foreign exchange fluctuations, securities owned and other miscellaneous items.

Income Taxes

•

Our effective income tax rate for the fourth quarter of 2020 of negative 19.5% resulted in income tax expense of $2.2 million. Our tax rate differs from the federal statutory tax rate of 21% primarily due to a non-deductible loss on revaluation of deferred consideration, partly offset by a lower tax rate on foreign earnings.

•	Our adjusted effective income tax rate was 19.8%[1].

ANNUAL HIGHLIGHTS

•	Operating revenues decreased 5.5% as compared to 2019 due to a 4 basis point decline in our average global advisory fee arising from AUM mix shift, notwithstanding the increase in our average AUM.

•

Operating expenses decreased 7.6% as compared to 2019 due to lower incentive compensation accruals as well as $3.5 million of severance expense included in the prior year, lower sales and business development costs, third party distribution costs, marketing expenses and other expenses, as well as lower fund management and administration costs primarily due to the sale of our Canadian ETF business. These declines were partly offset by higher contractual gold payments due to higher average gold prices.

•

Significant changes in items reported in other income/(expenses) include a decrease in interest expense of 14.0% due to a lower level of debt outstanding; non-cash losses on revaluation of deferred consideration of ($56.8) million and ($11.3) million in 2020 and 2019, respectively; a decrease in interest income of 77.7% as the prior year included accrued paid-in-kind interest income on our former AdvisorEngine investment; non-cash impairment charges of $22.8 million and $30.7 million recorded in 2020 and 2019, respectively; a loss on extinguishment of debt of $2.4 million in 2020; non-cash charges of $6.0 million and $4.3 million in 2020 and 2019, respectively, arising from the release of tax-related indemnification assets upon the expiration of the statute of limitations (an equal and offsetting benefit was recognized in income tax expense); and a gain of $1.1 million in 2020 arising from an adjustment to the estimated fair value of consideration received from the exit of our investment in AdvisorEngine.

•

Our effective income tax rate for 2020 of negative 1.2% resulted in income tax expense of $0.4 million. Our tax rate differs from the federal statutory rate of 21% primarily due to a non-deductible loss on revaluation of deferred consideration, a valuation allowance on capital losses and tax shortfalls associated with the vesting and exercise of stock-based compensation awards. These items were partly offset by a tax benefit of $6.0 million recognized in connection with the release of the tax-related indemnification asset described above, a $2.9 million non-taxable gain recognized upon sale of our Canadian ETF business in the first quarter, a tax benefit of $2.6 million recognized in connection with the release of a deferred tax asset valuation allowance on interest carryforwards arising from our debt previously held in the United Kingdom and a lower tax rate on foreign earnings.

CONFERENCE CALL

WisdomTree will discuss its results and operational highlights during a conference call on Friday, January 29, 2021 at 9:00 a.m. ET. The call-in number will be (877) 303-7209. Anyone outside the U.S. or Canada should call (970) 315-0420. The slides used during the presentation will be available at http://ir.wisdomtree.com. For those unable to join the conference call at the scheduled time, an audio replay will be available on http://ir.wisdomtree.com.

ABOUT WISDOMTREE

WisdomTree Investments, Inc., through its subsidiaries in the U.S. and Europe (collectively, “WisdomTree”), is an ETF and ETP sponsor and asset manager headquartered in New York. WisdomTree offers products covering equity, commodity, fixed income, leveraged and inverse, currency and alternative strategies. WisdomTree currently has approximately $69.2 billion in assets under management globally.

WisdomTree® is the marketing name for WisdomTree Investments, Inc. and its subsidiaries worldwide.

[1]	See “Non-GAAP Financial Measurements.”
[2]	Earnings/(loss) per share (“EPS”) is calculated pursuant to the two-class method as it results in a lower EPS amount as compared to the treasury stock method.

Contact Information:

Media Relations
Jessica Zaloom
+1.917.267.3735
jzaloom@wisdomtree.com

WisdomTree Investments, Inc.

Key Operating Statistics (Unaudited)

	Three Months Ended
	Dec. 31, 2020	Sept. 30, 2020	June 30, 2020	Mar. 31, 2020	Dec. 31, 2019
GLOBAL ETPs ($ in millions)
Beginning of period assets	$60,710	$57,666	$50,347	$63,615	$59,981
Assets sold	—	—	—	(778)	—
Inflows/(outflows)	881	(477)	126	(536)	390
Market appreciation/(depreciation)	5,898	3,567	7,489	(11,934)	3,247
Fund closures	(97)	(46)	(296)	(20)	(3)

End of period assets	$67,392	$60,710	$57,666	$50,347	$63,615

Average assets during the period	$64,125	$61,216	$55,708	$60,189	$61,858
Average advisory fee during the period	0.41%	0.42%	0.41%	0.42%	0.44%
Revenue days	92	92	91	91	92
Number of ETFs – end of the period	309	305	311	331	349

U.S. LISTED ETFs ($ in millions)
Beginning of period assets	$33,310	$31,362	$28,920	$40,600	$37,592
Inflows/(outflows)	919	575	(1,474)	(1,273)	563
Market appreciation/(depreciation)	4,385	1,373	4,030	(10,397)	2,448
Fund closures	(97)	—	(114)	(10)	(3)

End of period assets	$38,517	$33,310	$31,362	$28,920	$40,600

Average assets during the period	$36,002	$32,984	$30,626	$36,940	$39,094
Average advisory fee during the period	0.40%	0.41%	0.41%	0.43%	0.44%
Number of ETFs – end of the period	67	67	67	77	80

INTERNATIONAL LISTED ETPs ($ in millions)
Beginning of period assets	$27,400	$26,304	$21,427	$23,015	$22,389
Assets sold	—	—	—	(778)	—
Inflows/(outflows)	(38)	(1,052)	1,600	737	(173)
Market appreciation/(depreciation)	1,513	2,194	3,459	(1,537)	799
Fund closures	—	(46)	(182)	(10)	—

End of period assets	$28,875	$27,400	$26,304	$21,427	$23,015

Average assets during the period	$28,123	$28,232	$25,082	$23,249	$22,764
Average advisory fee during the period	0.42%	0.42%	0.41%	0.40%	0.44%
Number of ETPs – end of the period	242	238	244	254	269

PRODUCT CATEGORIES ($ in millions)

Commodity & Currency
Beginning of period assets	$25,122	$24,191	$19,748	$19,947	$19,599
Inflows/(outflows)	(254)	(1,106)	1,325	622	(250)
Market appreciation/(depreciation)	1,179	2,037	3,118	(821)	598

End of period assets	$26,047	$25,122	$24,191	$19,748	$19,947

Average assets during the period	$25,676	$25,878	$22,964	$20,302	$19,770

U.S. Equity
Beginning of period assets	$15,612	$13,997	$12,151	$17,732	$16,281
Inflows/(outflows)	395	897	(241)	(285)	460
Market appreciation/(depreciation)	2,360	718	2,087	(5,296)	991

End of period assets	$18,367	$15,612	$13,997	$12,151	$17,732

Average assets during the period	$17,050	$15,141	$13,302	$16,011	$16,969

International Developed Market Equity
Beginning of period assets	$8,621	$8,839	$8,659	$13,011	$12,169
Inflows/(outflows)	(191)	(587)	(965)	(1,097)	(135)
Market appreciation/(depreciation)	984	369	1,145	(3,255)	977

End of period assets	$9,414	$8,621	$8,839	$8,659	$13,011

Average assets during the period	$8,930	$8,835	$8,779	$11,453	$12,607

	Three Months Ended
	Dec. 31, 2020	Sept. 30, 2020	June 30, 2020	Mar. 30, 2020	Dec. 31, 2019
Emerging Market Equity
Beginning of period assets	$5,979	$5,413	$4,600	$6,400	$5,699
Inflows/(outflows)	1,399	257	(25)	69	195
Market appreciation/(depreciation)	1,161	309	838	(1,869)	506

End of period assets	$8,539	$5,979	$5,413	$4,600	$6,400

Average assets during the period	$7,249	$5,917	$5,129	$5,919	$5,991
Fixed Income
Beginning of period assets	$3,630	$3,530	$3,527	$3,585	$3,337
Inflows/(outflows)	(330)	76	(53)	21	218
Market appreciation/(depreciation)	24	24	56	(79)	30

End of period assets	$3,324	$3,630	$3,530	$3,527	$3,585

Average assets during the period	$3,472	$3,605	$3,523	$3,653	$3,540
Leveraged & Inverse
Beginning of period assets	$1,430	$1,350	$896	$1,138	$1,121
Inflows/(outflows)	(118)	(9)	312	12	(22)
Market appreciation/(depreciation)	175	89	142	(254)	39

End of period assets	$1,487	$1,430	$1,350	$896	$1,138

Average assets during the period	$1,436	$1,482	$1,169	$1,147	$1,178
Alternatives
Beginning of period assets	$229	$225	$244	$358	$418
Inflows/(outflows)	(26)	(4)	(29)	(66)	(61)
Market appreciation/(depreciation)	11	8	10	(48)	1

End of period assets	$214	$229	$225	$244	$358

Average assets during the period	$224	$226	$226	$328	$398
Closed ETPs
Beginning of period assets	$87	$121	$522	$1,444	$1,357
Assets sold	—	—	—	(778)	—
Inflows/(outflows)	6	(1)	(198)	188	(15)
Market appreciation/(depreciation)	4	13	93	(312)	105
Fund closures	(97)	(46)	(296)	(20)	(3)

End of period assets	$—	$87	$121	$522	$1,444

Average assets during the period	$88	$132	$616	$1,376	$1,405

Headcount	217	211	214	210	208

Note: Previously issued statistics may be restated due to fund closures and trade adjustments

Source: WisdomTree

WISDOMTREE INVESTMENTS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

	Dec. 31, 2020	Dec. 31, 2019
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$73,425	$74,972
Securities owned, at fair value	34,895	17,319
Accounts receivable	29,455	26,838
Prepaid expenses	3,827	3,724
Other current assets	259	207

Total current assets	141,861	123,060
Fixed assets, net	7,579	8,127
Notes receivable	—	28,172
Securities held-to-maturity	451	16,863
Deferred tax assets, net	8,063	7,398
Investments	8,112	11,192
Right of use assets – operating leases	16,327	18,161
Goodwill	85,856	85,856
Intangible assets	601,247	603,294
Other noncurrent assets	180	983

Total assets	$869,676	$903,106

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES
Current liabilities:
Fund management and administration payable	$19,564	$22,021
Compensation and benefits payable	22,803	26,501
Deferred consideration – gold payments	17,374	13,953
Securities sold, but not yet purchased, at fair value	—	582
Operating lease liabilities	3,135	3,682
Income taxes payable	916	3,372
Accounts payable and other liabilities	10,207	8,930

Total current liabilities	73,999	79,041
Convertible notes	166,646	—
Debt	—	175,956
Deferred consideration – gold payments	212,763	159,071
Operating lease liabilities	17,434	19,057

Total liabilities	470,842	433,125
Preferred stock – Series A Non-Voting Convertible, par value $0.01; 14.750 shares authorized, issued and outstanding	132,569	132,569

STOCKHOLDERS’ EQUITY
Common stock, par value $0.01; 250,000 shares authorized:
Issued and outstanding: 148,716 and 155,264 at December 31, 2020 and December 31, 2019, respectively	1,487	1,553
Additional paid-in capital	317,075	352,658
Accumulated other comprehensive income	1,102	945
Accumulated deficit	(53,399)	(17,744)

Total stockholders’ equity	266,265	337,412

Total liabilities and stockholders’ equity	$869,676	$903,106

WISDOMTREE INVESTMENTS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(Unaudited)

	Years Ended
	Dec. 31, 2020	Dec. 31, 2019
Cash flows from operating activities:
Net loss	$(35,655)	$(10,425)
Adjustments to reconcile net loss to net cash provided by operating activities:
Advisory fees received in gold and other precious metals	(62,416)	(49,887)
Loss on revaluation of deferred consideration – gold payments	56,821	11,293
Impairments	22,752	30,710
Contractual gold payments	16,811	13,226
Stock-based compensation	11,706	11,590
Amortization of right of use asset	3,182	3,174
Gain on sale –Canadian ETF business	(2,877)	—
Loss on extinguishment of debt	2,387	—
Deferred income taxes	(2,192)	(349)
Amortization of issuance costs - convertible notes	1,710	—
Amortization of issuance costs - former credit facility	1,328	2,888
Depreciation and amortization	1,021	1,045
Paid-in-kind interest income	—	(2,498)
Other	(1,169)	(173)
Changes in operating assets and liabilities:
Securities owned, at fair value	(17,576)	(8,446)
Accounts receivable	(193)	(19)
Prepaid expenses	(159)	738
Gold and other precious metals	45,087	35,886
Other assets	107	172
Fund management and administration payable	(2,264)	(476)
Compensation and benefits payable	(3,804)	7,885
Income taxes payable	(2,441)	4,524
Securities sold, but not yet purchased, at fair value	(582)	(1,116)
Operating lease liabilities	(3,517)	(3,587)
Accounts payable and other liabilities	1,328	677

Net cash provided by operating activities	29,395	46,832

Cash flows from investing activities:
Purchase of fixed assets	(472)	(47)
Proceeds from held-to-maturity securities maturing or called prior to maturity	16,488	3,244
Proceeds from the sale of our financial interests in AdvisorEngine	9,592	—
Proceeds from sale of Canadian ETF business, net	2,774	—
Purchase of investments	—	(8,112)
Funding of notes receivable	—	(2,090)

Net cash provided by/(used in) investing activities	28,382	(7,005)

Cash flows from financing activities:
Repayment of debt	(179,000)	(21,000)
Shares repurchased	(31,197)	(2,341)
Dividends paid	(20,113)	(20,385)
Convertible notes issuance costs	(5,411)	—
Proceeds from the issuance of convertible notes	175,250	—
Proceeds from exercise of stock options	292	160

Net cash used in financing activities	(60,179)	(43,566)

Increase in cash flows due to changes in foreign exchange rate	855	927

Decrease in cash and cash equivalents	(1,547)	(2,812)
Cash and cash equivalents – beginning of year	74,972	77,784

Cash and cash equivalents – end of year	$73,425	$74,972

Supplemental disclosure of cash flow information:
Cash paid for taxes	$10,131	$10,060

Cash paid for interest	$7,088	$8,037

Non-GAAP Financial Measurements

In an effort to provide additional information regarding our results as determined by GAAP, we also disclose certain non-GAAP information which we believe provides useful and meaningful information. Our management reviews these non-GAAP financial measurements when evaluating our financial performance and results of operations; therefore, we believe it is useful to provide information with respect to these non-GAAP measurements so as to share this perspective of management. Non-GAAP measurements do not have any standardized meaning, do not replace nor are superior to GAAP financial measurements and are unlikely to be comparable to similar measures presented by other companies. These non-GAAP financial measurements should be considered in the context with our GAAP results. The non-GAAP financial measurements contained in this press release include:

•

Adjusted operating income, operating expenses, income before income taxes, income tax expense, net income and diluted earnings per share. We disclose adjusted operating income, operating expenses, income before income taxes, income tax expense, net income and diluted earnings per share as non-GAAP financial measurements in order to report our results exclusive of items that are non-recurring or not core to our operating business. We believe presenting these non-GAAP financial measures provides investors with a consistent way to analyze our performance. These non-GAAP financial measures exclude the following:

•

Unrealized gains or losses on the revaluation of deferred consideration: Deferred consideration is an obligation we assumed in connection with the ETFS acquisition that is carried at fair value. This item represents the present value of an obligation to pay fixed ounces of gold into perpetuity and is measured using forward-looking gold prices. Changes in the forward-looking price of gold and changes in the discount rate used to compute the present value of the annual payment obligations may have a material impact on the carrying value of the deferred consideration and our reported financial results. We exclude this item when calculating our non-GAAP financial measurements as it is not core to our operating business. The item is not adjusted for income taxes as the obligation was assumed by a wholly-owned subsidiary of ours that is based in Jersey, a jurisdiction where we are subject to a zero percent tax rate.

•

Tax shortfalls and windfalls upon vesting and exercise of stock-based compensation awards: GAAP requires the recognition of tax windfalls and shortfalls within income tax expense. These items arise upon the vesting and exercise of stock-based compensation awards and the magnitude is directly correlated to the number of awards vesting/exercised as well as the difference between the price of our stock on the date the award was granted and the date the award vested or was exercised. We exclude these items when calculating our non-GAAP financial measurements as they introduce volatility in earnings and are not core to our operating business.

•

Interest expense from the amortization of discount arising from the bifurcation of the conversion option embedded in the convertible notes: GAAP requires convertible instruments to be separated into their liability and equity components by allocating the issuance proceeds to each of these components. The liability component for convertible instruments that qualify for a derivative scope exception (applicable to our convertible notes) is allocated proceeds equal to the estimated fair value of similar debt without the conversion option. The difference between the gross proceeds received from the issuance of the convertible instrument and the proceeds allocated to the liability component represents the residual amount that is classified in equity. The discount arising from the recognition of the residual amount classified in equity is amortized as interest expense over the life of the instrument. We exclude this item when calculating our non-GAAP financial measurements as it is non-cash and distorts our actual cost of borrowing. In addition, in August 2020, the FASB issued Accounting Standards Update 2020-06, Debt – Debt with Conversion and Other Options, Cash Conversion which includes the elimination of the requirement to bifurcate conversion options qualifying for a derivative scope exception. Once effective, this interest expense will no longer be recognized.

•

Other items: Loss on extinguishment of debt, the release of a deferred tax asset valuation allowance recognized on interest carryforwards arising from our debt previously outstanding in the United Kingdom, a gain arising from an adjustment to the estimated fair value of consideration received from the exit of our investment in AdvisorEngine, impairment charges, a gain recognized upon sale of our Canadian ETF business and acquisition and disposition-related costs are excluded when calculating our non-GAAP financial measurements.

•

Adjusted effective income tax rate. We disclose our adjusted effective income tax rate as a non-GAAP financial measurement in order to report our effective income tax rate exclusive of items that are non-recurring or not core to our operating business. We believe reporting our adjusted effective income tax rate provides investors with a consistent way to analyze our income taxes. Our adjusted effective income tax rate is calculated by dividing adjusted income tax expense by adjusted income before income taxes. See above for information regarding the items that are excluded.

•

Gross margin and gross margin percentage. We disclose our gross margin and gross margin percentage as non-GAAP financial measurements because we believe they provide investors with a consistent way to analyze the amount we retain after paying third-party service providers to operate our ETPs. These measures also assist us in analyzing the profitability of our products. We define gross margin as total operating revenues less fund management and administration expenses. Gross margin percentage is calculated as gross margin divided by total operating revenues.

•

Adjusted operating income margin. We disclose adjusted operating income margin as a non-GAAP financial measurement in order to report our operating income margin exclusive of items that are non-recurring or not core to our operating business.

WISDOMTREE INVESTMENTS, INC. AND SUBSIDIARIES

GAAP to NON-GAAP RECONCILIATION (CONSOLIDATED)

(in thousands)

(Unaudited)

	Three Months Ended
	Dec. 31, 2020	Sept. 30, 2020	June 30, 2020	Mar. 31, 2020	Dec. 31, 2019
Adjusted Net Income and Diluted Earnings per Share:
Net loss, as reported	$(13,497)	$(270)	$(13,250)	$(8,638)	$(25,880)
Add back: Loss on revaluation of deferred consideration	22,385	8,870	23,358	2,208	5,354
Add back: Interest expense from the amortization of discount arising from the bifurcation of the conversion option embedded in the convertible notes, net of income taxes	314	286	42	—	—
Add back: Tax shortfalls upon vesting and exercise of stock-based compensation awards	21	50	119	501	142
Add back: Impairments, net of income taxes	—	2,326	—	19,672	30,138
Deduct: Gain arising from an adjustment to the estimated fair value of consideration received from the exit of investment in AdvisorEngine	—	(225)	(868)	—	—
Add back: Loss on extinguishment of debt, net of income taxes	—	—	1,910	—	—
Deduct: Release of a deferred tax asset valuation allowance recognized on interest carryforwards arising from debt previously outstanding in the United Kingdom	—	—	(2,842)	—	—
Deduct: Gain recognized upon sale of Canadian ETF business	—	—	—	(2,877)	—
Add back: Acquisition and disposition-related costs, net of income taxes	—	—	25	358	353

Adjusted net income	$9,223	$11,037	$8,494	$11,224	$10,107
Weighted average common shares - diluted	161,138	160,876	166,634	167,561	167,203

Adjusted earnings per share - diluted	$0.06	$0.07	$0.05	$0.07	$0.06

	Three Months Ended
	Dec. 31, 2020	Sept. 30, 2020	June 30, 2020	Mar. 31, 2020	Dec. 31, 2019
Gross Margin and Gross Margin Percentage:
Operating revenues	$67,059	$64,640	$58,126	$63,874	$68,907
Less: Fund management and administration	(16,350)	(15,219)	(14,461)	(14,485)	(15,650)

Gross margin	$50,709	$49,421	$43,665	$49,389	$53,257

Gross margin percentage	75.6%	76.5%	75.1%	77.3%	77.3%

	Three Months Ended
	Dec. 31, 2020	Sept. 30, 2020	June 30, 2020	Mar. 31, 2020	Dec. 31, 2019
Adjusted Operating Income and Adjusted Operating Income Margin:
Operating revenues	$67,059	$64,640	$58,126	$63,874	$68,907

Operating income	$12,907	$14,744	$11,797	$15,634	$14,809
Add back: Acquisition and disposition-related costs, before income taxes	—	—	33	383	366

Adjusted operating income	$12,907	$14,744	$11,830	$16,017	$15,175

Adjusted operating income margin	19.2%	22.8%	20.4%	25.1%	22.0%

	Three Months Ended
	Dec. 31, 2020	Sept. 30, 2020	June 30, 2020	Mar. 31, 2020	Dec. 31, 2019
Adjusted Total Operating Expenses:
Total operating expenses	$54,152	$49,896	$46,329	$48,240	$54,098
Deduct: Acquisition and disposition-related costs, before income taxes	—	—	(33)	(383)	(366)

Adjusted total operating expenses	$54,152	$49,896	$46,296	$47,857	$53,732

	Three Months Ended
	Dec. 31, 2020	Sept. 30, 2020	June 30, 2020	Mar. 31, 2020	Dec. 31, 2019
Adjusted Income Before Income Taxes:
(Loss)/income before income taxes	$(11,297)	$1,138	$(14,054)	$(11,009)	$(22,355)
Add back: Loss on revaluation of deferred consideration	22,385	8,870	23,358	2,208	5,354
Add back: Interest expense from the amortization of discount arising from the bifurcation of the conversion option embedded in the convertible notes, before income taxes	416	379	55	—	—
Add back: Impairments, before income taxes	—	3,080	—	19,672	30,138
Deduct: Gain arising from an adjustment to the estimated fair value of consideration received from the exit of investment in AdvisorEngine	—	(225)	(868)	—	—
Add back: Loss on extinguishment of debt	—	—	2,387	—	—
Add back: Loss recognized upon reduction of a tax-related indemnification asset	—	—	—	5,981	—
Deduct: Gain recognized upon sale of Canadian ETF business	—	—	—	(2,877)	—
Add back: Acquisition and disposition-related costs, before income taxes	—	—	33	383	366

Adjusted income before income taxes	$11,504	$13,242	$10,911	$14,358	$13,503

	Three Months Ended
	Dec. 31, 2020	Sept. 30, 2020	June 30, 2020	Mar. 31, 2020	Dec. 31, 2019
Adjusted Income Tax Expense and Adjusted Effective Income Tax Rate:
Adjusted income before income taxes (above)	$11,504	$13,242	$10,911	$14,358	$13,503

Income tax expense/(benefit)	$2,200	$1,408	$(804)	$(2,371)	$3,525
Add back: Tax benefit arising from the amortization of discount associated with the bifurcation of the conversion option embedded in the convertible notes	102	93	13	—	—
Deduct: Tax shortfalls upon vesting and exercise of stock-based compensation awards	(21)	(50)	(119)	(501)	(142)
Add back: Tax benefit arising from impairments	—	754	—	—	—
Add back: Tax benefit arising from loss on extinguishment of debt	—	—	477	—	—
Add back: Release of a deferred tax asset valuation allowance recognized on interest carryforwards arising from debt previously outstanding in the United Kingdom	—	—	2,842	—	—
Add back: Tax benefit arising from reduction of a tax-related indemnification asset	—	—	—	5,981	—
Add back: Tax benefit arising from acquisition and disposition-related costs	—	—	8	25	13

Adjusted income tax expense	$2,281	$2,205	$2,417	$3,134	$3,396

Adjusted effective income tax rate	19.8%	16.7%	22.2%	21.8%	25.1%

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements that are based on our management’s beliefs and assumptions and on information currently available to our management. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these statements relate to future events or our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue” or the negative of these terms or other comparable terminology. These statements are only predictions. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond our control and which could materially affect results. Factors that may cause actual results to differ materially from current expectations include, among other things, the risks described below. If one or more of these or other risks or uncertainties occur, or if our underlying assumptions prove to be incorrect, actual events or results may vary significantly from those implied or projected by the forward-looking statements. No forward-looking statement is a guarantee of future performance. You should read this press release completely and with the understanding that our actual future results may be materially different from any future results expressed or implied by these forward-looking statements.

In particular, forward-looking statements in this press release may include statements about

•	the ultimate duration of the COVID-19 pandemic and its short-term and long-term impact on our business and the global economy;

•	anticipated trends, conditions and investor sentiment in the global markets and ETPs;

•	anticipated levels of inflows into and outflows out of our ETPs;

•	our ability to deliver favorable rates of return to investors;

•	competition in our business;

•	our ability to develop new products and services;

•	our ability to maintain current vendors or find new vendors to provide services to us at favorable costs;

•	our ability to successfully operate and expand our business in non-U.S. markets; and

•	the effect of laws and regulations that apply to our business.

Our business is subject to many risks and uncertainties, including without limitation:

•

declining prices of securities, gold and other precious metals and other commodities can adversely affect our business by reducing the market value of the assets we manage or causing WisdomTree ETP investors to sell their fund shares and trigger redemptions;

•

fluctuations in the amount and mix of our AUM, whether caused by disruptions in the financial markets or otherwise, including but not limited to a pandemic event such as COVID-19, may negatively impact revenues and operating margins, and may impede our ability to refinance our debt upon maturity, increase the cost of borrowing or result in our debt being called prior to maturity;

•	competitive pressures could reduce revenues and profit margins;

•

we derive a substantial portion of our revenues from a limited number of products, and as a result, our operating results are particularly exposed to investor sentiment toward investing in the products’ strategies and our ability to maintain the AUM of these products, as well as the performance of these products and market-specific and political and economic risk;

•

a significant portion of our AUM is held in products with exposure to U.S. and international developed markets and we therefore have exposure to domestic and foreign market conditions and are subject to currency exchange rate risks;

•	withdrawals or broad changes in investments in our ETPs by investors with significant positions may negatively impact revenues and operating margins;

•	over the last few years, we have expanded our business globally. This expansion subjects us to increased operational, regulatory, financial and other risks;

•	many of our ETPs have a limited track record, and poor investment performance could cause our revenues to decline; and

•

we depend on third parties to provide many critical services to operate our business and our ETPs. The failure of key vendors to adequately provide such services could materially affect our operating business and harm WisdomTree ETP investors.

Other factors, such as general economic conditions, including currency exchange rate fluctuations, also may have an effect on the results of our operations. For a more complete description of the risks noted above and other risks that could cause our actual results to differ from our current expectations, see “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019 and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020.

The forward-looking statements in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments may cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we have no current intention of doing so except to the extent required by applicable law. Therefore, these forward-looking statements do not represent our views as of any date other than the date of this press release.